Exhibit 99.1

Republic Bancorp, Inc. Reports a Solid Third Quarter of 2014 with Net Income of $5.2 Million

LOUISVILLE, Ky.--(BUSINESS WIRE)--October 17, 2014--Republic Bancorp, Inc. (NASDAQ: RBCAA), headquartered in Louisville, Kentucky, is the holding company for Republic Bank & Trust Company (the “Bank”).

Republic Bancorp, Inc. (“Republic” or the “Company”) is pleased to report net income of $5.2 million for the third quarter of 2014, resulting in Diluted Earnings per Class A Common Share of $0.25, a 14% increase from the same period in 2013. Return on average assets (“ROA”) and return on average equity (“ROE”) were 0.59% and 3.76%, respectively, for the third quarter of 2014. For the first nine months of 2014, net income was $23.6 million, with Diluted Earnings per Class A Common Share of $1.13 and an ROA and ROE of 0.89% and 5.65%, respectively. The third quarter of 2014 was highlighted by continued strong loan growth of $184 million, or 7%, bringing the total year’s loan growth to $319 million, or 12%, as of September 30, 2014.

Steve Trager, Republic’s Chairman and Chief Executive Officer, commented: “I am excited that in this very competitive lending environment, we have seen two consecutive quarters of strong loan growth. This growth was the result of executing on a plan and taking advantage of opportunities, without compromising our overall credit standards. Furthermore, we have expanded our market reach and customer base during the first nine months of 2014 through our warehouse and correspondent lending channels, while also continuing to win business within our traditional footprint. Our strong loan growth has allowed us to deploy much of our excess cash from the beginning of the year into higher yielding loan products, helping us to partially offset the negative impact of a continued low interest rate environment. Based on our current pipelines, we are encouraged that our loan growth momentum will continue during the fourth quarter of 2014.”

The following chart highlights Republic’s third quarter and year-to-date 2014 financial performance compared to the same period in 2013:

	Three Months Ended		%	Nine Months Ended		%
(dollars in thousands, except per share data)	9/30/14	9/30/13	Change	9/30/14	9/30/13	Change

Net Income	$5,246	$4,603	14%	$23,552	$24,078	-2%
Diluted Earnings per Class A Share	$0.25	$0.22	14%	$1.13	$1.16	-3%
ROA	0.59%	0.55%	7%	0.89%	0.95%	-6%
ROE	3.76%	3.36%	12%	5.65%	5.87%	-4%

Quarterly Results of Operations

Traditional Banking and Mortgage Banking (collectively “Core Banking”)

Net income from Core Banking was $6.4 million for the third quarter of 2014, a decrease of $132,000, or 2%, from the third quarter of 2013. Comparability to the third quarter of 2013 was greatly impacted by a large pre-tax credit of $3.3 million to salaries and benefits expense recorded during the third quarter of 2013, as the Core Bank reversed the substantial majority of its 2013 incentive compensation accruals during the quarter. In contrast, the Core Bank recorded a pre-tax credit of $1.8 million during the third quarter of 2014 related to its 2014 incentive compensation accruals.

Net interest income within the Core Bank decreased slightly during the third quarter of 2014 to $28.4 million, a $145,000, or 1%, decrease compared to the third quarter of 2013. The Core Bank’s net interest margin was 3.38% during the third quarter of 2014 compared to 3.54% during the third quarter of 2013. A decline in discount accretion from the Company’s 2012 FDIC-assisted transactions was the primary driver of the decrease in net interest income for the quarter. Conversely, net interest income benefitted significantly during the third quarter of 2014 from the Core Bank’s solid year-to-date loan growth, which occurred primarily during the second and third quarters of 2014. While the Company generally experienced growth across its entire loan portfolio, growth was particularly strong in the Company’s mortgage warehouse and correspondent lending portfolios, which grew $123 million and $139 million during the first nine months of 2014.

Net interest income at the Core Bank, excluding the impact from the Company’s 2012 FDIC-assisted transactions(1), increased $1.1 million from the third quarter of 2013 to the third quarter of 2014. While net interest income at the Core Bank continues to benefit from discount accretion on the loans it acquired from the Company’s 2012 FDIC-assisted acquisitions, this benefit continues to decline as the remaining loans from this transaction continue to pay down or completely pay off. Altogether, the Company earned $732,000 in discount accretion from its 2012 FDIC-assisted transactions during the third quarter of 2014 compared to $2.0 million during the third quarter of 2013. Accretion income from the 2012 FDIC-assisted transactions contributed nine and 25 basis points to the Core Bank’s net interest margin during these two periods.

The Core Bank’s provision for loan losses was $1.5 million for the third quarter of 2014 compared to $2.3 million during the third quarter of 2013, as the Core Bank’s overall credit metrics in both periods continued to compare favorably to peer. Provision expense for the third quarter of 2014 primarily represented an increase in general loan loss reserves driven by the strong growth in the Core Bank’s loan portfolio. Provision expense for the third quarter of 2013 reflected $1.2 million for loss provisions related to the Bank’s 2012 FDIC-assisted acquisitions, with only $78,000 in similar provisions made for the third quarter of 2014.

The table below illustrates the Core Bank’s continuing well-regarded credit quality ratios for the most recent quarter ends and the previous three calendar year ends:

	As of and for the:
	Quarters Ending:			Years Ending:

Core Banking Credit Quality Ratios	9/30/14	6/30/14	3/31/14	12/31/13	12/31/12	12/31/11

Non-performing loans to total loans	0.74%	0.75%	0.93%	0.81%	0.82%	1.02%

Non-performing assets to total loans (including OREO)	1.14%	1.17%	1.58%	1.46%	1.79%	1.49%

Delinquent loans to total loans	0.42%	0.44%	0.56%	0.63%	0.79%	1.07%

Net charge-offs to average loans	0.10%	0.05%	0.07%	0.18%	0.34%	0.24%
(Annualized as of 9/30/14, 6/30/14 and 3/31/14)

OREO = Other Real Estate Owned

Non-interest income for the Core Bank was $7.0 million during the third quarter of 2014 compared to $7.2 million for the third quarter of 2013. A decrease in net gains from the sale of Other Real Estate Owned (“OREO”), along with a negative earnings impact from an increase in estimated credit card rewards was partially offset by a $381,000 increase in the cash surrender value of the Company’s Bank Owned Life Insurance (“BOLI”).

Core Bank non-interest expense increased $771,000, or 3%, from the third quarter of 2013 to $23.7 million during the same period in 2014. As previously discussed, comparability of non-interest expense between the two quarters was greatly impacted by incentive compensation accrual credit adjustments. Excluding the impact of these two credit adjustments(2), non-interest expense decreased $659,000 for the third quarter of 2014 as compared to the third quarter of 2013. Positively impacting the Core Bank’s non-interest expense comparisons between the third quarters of 2014 and 2013 was a reduction in payroll expenses resulting from a modest reduction in force implemented during the fourth quarter of 2013. Offsetting the expense benefit from the Core Bank’s reduction in force were higher marketing costs associated with the Company’s new “It’s just easier hereSM” brand marketing campaign and higher OREO related expenses.

Republic Processing Group (“RPG”) – The Tax Refund Solutions (“TRS”) division of RPG accounts for the overwhelming majority of RPG’s annualized revenues. TRS derives substantially all of its revenues during the first and second quarters of the year and historically operates at a net loss during the second half of the year, as the Company prepares for the next tax season. RPG generated a net loss of $1.2 million during the third quarter of 2014 compared to a net loss of $1.9 million during the third quarter of 2013. The improvement was primarily driven by reduced legal fees within the TRS division.

Conclusion

“On a regular basis we are asked about our long-term acquisition plans and deployment of our excess capital. Although we have experienced a great deal of success growing our balance sheet during the first nine months of 2014 through internal products and business lines, growing through acquisition remains a key growth initiative in our long-term plans. We have deployed, and will continue to deploy, a large amount of resources to finding the right bank with which to partner. Our primary focus in the traditional mergers and acquisitions market has been on banks with total assets of $1 billion or less, with acceptable credit quality metrics in markets that are synergistic with our existing markets, and with balance sheets that will supplement our own existing balance sheet. We will continue to search hard until we find the right fit for our Bank and our shareholders. In the meantime we will continue to work hard to grow our Bank organically and to deploy our strategic capital conservatively until our on-going diligence provides us the right opportunity to grow through acquisition,” concluded Trager.

Republic Bancorp, Inc. (the “Company”) is the parent company of Republic Bank & Trust Company (the “Bank”). The Bank currently has 42 total banking centers: 33 banking centers in 12 Kentucky communities - Covington, Crestwood, Elizabethtown, Florence, Frankfort, Georgetown, Independence, Lexington, Louisville, Owensboro, Shelbyville and Shepherdsville; three banking centers in southern Indiana – Floyds Knobs, Jeffersonville and New Albany; three banking centers in Florida – Hudson, Port Richey and Temple Terrace; two banking centers in Tennessee – Cool Springs (Franklin) and Green Hills (Nashville); and one banking center in Blue Ash (Cincinnati), Ohio. The Bank offers internet banking at www.republicbank.com. The Company has $3.6 billion in assets and is headquartered in Louisville, Kentucky. The Company’s Class A Common Stock is listed under the symbol “RBCAA” on the NASDAQ Global Select Market.

Republic Bank. It’s just easier hereSM.

Forward-Looking Statements

This release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, future acquisitions and the future growth in outstanding loan balance, as well as current expectations and assumptions regarding its business, the economy and other future conditions. Forward-looking statements can be identified by the use of the words “expect,” “appear,” “anticipate,” “believe,” “intend,” “could” and “should,” and other words of similar meaning. These forward-looking statements express management’s current expectations or forecasts of future events and, by their nature, are subject to risks and uncertainties and there are a number of factors that could cause actual results to differ materially from those in such statements.

Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Actual results may differ materially from those contemplated by the forward-looking statements. The Company cautions you therefore against relying on any of these forward-looking statements, which speak only as of the date on which they are made. They are neither statements of historical fact nor guarantees or assurances of future performance. Important factors that could cause actual results to differ materially from those in the forward-looking statements include factors disclosed from time to time in the Company’s filings with the U.S. Securities and Exchange Commission, including those factors set forth as “Risk Factors” in the Company’s Annual Report on Form 10-K for the period ended December 31, 2013. The Company undertakes no obligation to update any forward-looking statements. These forward-looking statements are made only as of the date of this release, and the Company undertakes no obligation to release revisions to these forward-looking statements to reflect events or conditions after the date of this release.

Republic Bancorp, Inc. Financial Information
Third Quarter 2014 Earnings Release
(all amounts other than per share amounts, number of employees and number of banking centers are expressed in thousands unless otherwise noted)

Balance Sheet Data
	Sept. 30, 2014	Dec. 31, 2013	Sept. 30, 2013
Assets:
Cash and cash equivalents	$69,682	$170,863	$141,585
Investment securities	500,221	483,537	533,681
Mortgage loans held for sale, at fair value	5,890	3,506	9,803
Loans	2,908,535	2,589,792	2,553,435
Allowance for loan losses	(23,617)	(23,026)	(23,492)
Loans, net	2,884,918	2,566,766	2,529,943
Federal Home Loan Bank stock, at cost	28,208	28,342	28,342
Premises and equipment, net	32,395	32,908	32,626
Goodwill	10,168	10,168	10,168
Other real estate owned ("OREO")	11,937	17,102	15,247
Bank owned life insurance ("BOLI")	51,037	25,086	-
Other assets and accrued interest receivable	31,163	33,626	30,486
Total assets	$3,625,619	$3,371,904	$3,331,881

Liabilities and Stockholders' Equity:
Deposits:
Non interest-bearing	$534,662	$488,642	$492,126
Interest-bearing	1,525,174	1,502,215	1,527,659
Total deposits	2,059,836	1,990,857	2,019,785

Securities sold under agreements to repurchase and other short-term borrowings	275,874	165,555	106,373
Federal Home Loan Bank advances	662,000	605,000	587,020
Subordinated note	41,240	41,240	41,240
Other liabilities and accrued interest payable	29,301	26,459	31,953
Total liabilities	3,068,251	2,829,111	2,786,371

Stockholders' equity	557,368	542,793	545,510
Total liabilities and Stockholders' equity	$3,625,619	$3,371,904	$3,331,881

Average Balance Sheet Data
	Three Months Ended Sept. 30,		Nine Months Ended Sept. 30,
	2014	2013	2014	2013
Assets:
Investment securities, including FHLB stock	$539,020	$530,759	$523,207	$517,077
Federal funds sold and other interest-earning deposits	29,713	113,042	154,036	142,058
Loans and fees, including loans held for sale	2,795,788	2,576,606	2,664,113	2,583,363
Total interest-earning assets	3,364,521	3,220,407	3,341,356	3,242,498
Total assets	3,530,013	3,339,596	3,519,288	3,381,050

Liabilities and Stockholders' Equity:
Non interest-bearing deposits	$521,360	$488,386	$562,300	$516,848
Interest-bearing deposits	1,497,802	1,513,330	1,500,013	1,513,711
Securities sold under agreements to repurchase and other short-term borrowings	317,053	139,293	266,765	163,585
Federal Home Loan Bank advances	575,761	592,735	577,606	577,991
Subordinated note	41,240	41,240	41,240	41,240
Total interest-bearing liabilities	2,431,856	2,286,598	2,385,624	2,296,527
Stockholders' equity	558,750	547,439	555,934	546,513

Republic Bancorp, Inc. Financial Information
Third Quarter 2014 Earnings Release (continued)
(all amounts other than per share amounts, number of employees and number of banking centers are expressed in thousands unless otherwise noted)

Income Statement Data
	Three Months Ended Sept. 30,		Nine Months Ended Sept. 30,
	2014	2013	2014	2013

Total interest income(3)	$33,144	$34,009	$98,046	$102,529
Total interest expense	4,702	5,470	14,750	16,093

Net interest income	28,442	28,539	83,296	86,436

Provision for loan losses	1,510	2,200	1,500	2,480

Non-interest income:
Service charges on deposit accounts	3,568	3,676	10,426	10,384
Net refund transfer fees	(133)	152	16,091	13,849
Mortgage banking income	876	1,026	2,174	6,480
Debit card interchange fee income	1,551	1,519	5,224	4,986
Bargain purchase gain - First Commercial Bank ("FCB")	-	-	-	1,324
Net gain on sales of OREO	67	403	733	1,714
Increase in cash surrender value of BOLI	381	-	951	-
Other	834	723	2,388	1,961
Total non-interest income	7,144	7,499	37,987	40,698

Non-interest expenses:
Salaries and employee benefits	12,164	12,226	40,612	43,426
Occupancy and equipment, net	5,544	5,462	16,874	16,354
Communication and transportation	905	990	2,787	3,011
Marketing and development	1,020	745	2,466	2,418
FDIC insurance expense	424	419	1,407	1,234
Bank franchise tax expense	731	707	3,901	3,279
Data processing	868	934	2,622	2,442
Debit card interchange expense	744	655	2,505	2,216
Supplies	205	228	705	800
OREO expense	950	497	2,580	2,331
Legal expense	367	1,343	867	3,111
Other	1,900	2,079	6,026	6,555
Total non-interest expenses	25,822	26,285	83,352	87,177

Income before income tax expense	8,254	7,553	36,431	37,477
Income tax expense	3,008	2,950	12,879	13,399

Net income	$5,246	$4,603	$23,552	$24,078

Republic Bancorp, Inc. Financial Information
Third Quarter 2014 Earnings Release (continued)
(all amounts other than per share amounts, number of employees and number of banking centers are expressed in thousands unless otherwise noted)

Selected Data and Statistics
	As of and for the		As of and for the
	Three Months Ended Sept. 30,		Nine Months Ended Sept. 30,
	2014	2013	2014	2013
Per Share Data:

Basic average shares outstanding	20,797	20,787	20,795	20,811
Diluted average shares outstanding	20,891	20,927	20,891	20,905

End of period shares outstanding:
Class A Common Stock	18,567	18,534	18,567	18,534
Class B Common Stock	2,245	2,260	2,245	2,260

Book value per share(4)	$26.78	$26.23	$26.78	$26.23
Tangible book value per share(4)	26.06	25.47	26.06	25.47

Earnings per share:
Basic earnings per Class A Common Stock	$0.25	$0.22	$1.14	$1.16
Basic earnings per Class B Common Stock	0.24	0.21	1.09	1.12
Diluted earnings per Class A Common Stock	0.25	0.22	1.13	1.16
Diluted earnings per Class B Common Stock	0.24	0.21	1.08	1.11

Cash dividends declared per share:
Class A Common Stock	$0.187	$0.176	$0.550	$0.517
Class B Common Stock	0.170	0.160	0.500	0.470

Performance Ratios:

Return on average assets	0.59%	0.55%	0.89%	0.95%
Return on average equity	3.76	3.36	5.65	5.87
Efficiency ratio(5)	73	73	69	69
Yield on average interest-earning assets	3.94	4.22	3.91	4.22
Cost of interest-bearing liabilities	0.77	0.96	0.82	0.93
Cost of deposits(6)	0.18	0.21	0.18	0.20
Net interest spread	3.17	3.26	3.09	3.29
Net interest margin - Total Company	3.38	3.54	3.32	3.55
Net interest margin - Traditional Bank(7)	3.38	3.54	3.34	3.57

Other Information:

End of period full-time equivalent employees	734	796	734	796
Number of banking centers	42	45	42	45

Republic Bancorp, Inc. Financial Information
Third Quarter 2014 Earnings Release (continued)
(all amounts other than per share amounts, number of employees and number of banking centers are expressed in thousands unless otherwise noted)

Credit Quality Data and Statistics	As of and for the		As of and for the
	Three Months Ended Sept. 30,		Nine Months Ended Sept. 30,
	2014	2013	2014	2013
Credit Quality Asset Balances:

Loans on non-accrual status	$21,447	$18,407	$21,447	$18,407
Loans past due 90-days-or-more and still on accrual	-	1,839	-	1,839
Total non-performing loans	21,447	20,246	21,447	20,246
OREO	11,937	15,247	11,937	15,247
Total non-performing assets	$33,384	$35,493	$33,384	$35,493
Total delinquent loans	$12,226	$15,087	$12,226	$15,087

Credit Quality Ratios:

Non-performing loans to total loans	0.74%	0.79%	0.74%	0.79%
Non-performing assets to total loans (including OREO)	1.14	1.38	1.14	1.38
Non-performing assets to total assets	0.92	1.07	0.92	1.07
Allowance for loan losses to total loans	0.81	0.92	0.81	0.92
Allowance for loan losses to non-performing loans	110	116	110	116
Delinquent loans to total loans(8)	0.42	0.59	0.42	0.59
Net charge-offs to average loans (annualized) - Total Company	0.10	0.19	0.05	0.21
Net charge-offs to average loans (annualized) - Traditional Banking(7)	0.10	0.19	0.07	0.27

Republic Bancorp, Inc. Financial Information
Third Quarter 2014 Earnings Release (continued)
(all amounts other than per share amounts, number of employees and number of banking centers are expressed in thousands unless otherwise noted)

Balance Sheet Data
	Quarterly Comparison
	Sept. 30, 2014	June 30, 2014	Mar. 31, 2014	Dec. 31, 2013	Sept. 30, 2013
Assets:
Cash and cash equivalents	$69,682	$84,273	$343,386	$170,863	$141,585
Investment securities	500,221	511,984	466,002	483,537	533,681
Mortgage loans held for sale, at fair value	5,890	6,809	2,414	3,506	9,803
Loans	2,908,535	2,725,017	2,574,334	2,589,792	2,553,435
Allowance for loan losses	(23,617)	(22,772)	(22,367)	(23,026)	(23,492)
Loans, net	2,884,918	2,702,245	2,551,967	2,566,766	2,529,943
Federal Home Loan Bank stock, at cost	28,208	28,208	28,310	28,342	28,342
Premises and equipment, net	32,395	32,481	32,948	32,908	32,626
Goodwill	10,168	10,168	10,168	10,168	10,168
Other real estate owned	11,937	11,613	16,914	17,102	15,247
Bank owned life insurance	51,037	50,656	30,277	25,086	-
Other assets and accrued interest receivable	31,163	26,887	24,786	33,626	30,486
Total assets	$3,625,619	$3,465,324	$3,507,172	$3,371,904	$3,331,881

Liabilities and Stockholders' Equity:
Deposits:
Non interest-bearing	$534,662	$519,651	$568,162	$488,642	$492,126
Interest-bearing	1,525,174	1,485,332	1,516,050	1,502,215	1,527,659
Total deposits	2,059,836	2,004,983	2,084,212	1,990,857	2,019,785

Securities sold under agreements to repurchase and other short-term borrowings	275,874	197,439	222,174	165,555	106,373
Federal Home Loan Bank advances	662,000	640,000	582,000	605,000	587,020
Subordinated note	41,240	41,240	41,240	41,240	41,240
Other liabilities and accrued interest payable	29,301	26,371	26,688	26,459	31,953
Total liabilities	3,068,251	2,910,033	2,956,314	2,829,111	2,786,371

Stockholders' equity	557,368	555,291	550,858	542,793	545,510
Total liabilities and Stockholders' equity	$3,625,619	$3,465,324	$3,507,172	$3,371,904	$3,331,881

Average Balance Sheet Data
	Quarterly Comparison
	Sept. 30, 2014	June 30, 2014	Mar. 31, 2014	Dec. 31, 2013	Sept. 30, 2013
Assets:
Investment securities, including FHLB stock	$539,020	$530,472	$499,698	$559,146	$530,759
Federal funds sold and other interest-earning deposits	29,713	128,473	306,535	157,579	113,042
Loans and fees, including loans held for sale	2,795,788	2,632,190	2,564,188	2,550,770	2,576,606
Total interest-earning assets	3,364,521	3,291,135	3,370,421	3,267,495	3,220,407
Total assets	3,530,123	3,459,171	3,571,061	3,398,055	3,339,596

Liabilities and Stockholders' Equity:
Non interest-bearing deposits	$521,470	$526,599	$639,785	$505,115	$488,386
Interest-bearing deposits	1,497,802	1,497,494	1,504,820	1,518,221	1,513,330
Securities sold under agreements to repurchase and other short-term borrowings	317,053	259,132	223,079	190,568	139,293
Federal Home Loan Bank advances	575,761	562,209	595,061	580,537	592,735
Subordinated note	41,240	41,240	41,240	41,240	41,240
Total interest-bearing liabilities	2,431,856	2,360,075	2,364,200	2,330,566	2,286,598
Stockholders' equity	558,750	557,109	551,909	547,946	547,439

Republic Bancorp, Inc. Financial Information
Third Quarter 2014 Earnings Release (continued)
(all amounts other than per share amounts, number of employees and number of banking centers are expressed in thousands unless otherwise noted)

Income Statement Data
	Three Months Ended
	Sept. 30, 2014	June 30, 2014	Mar. 31, 2014	Dec. 31, 2013	Sept. 30, 2013

Total interest income(3)	$33,144	$32,405	$32,497	$32,039	$34,009
Total interest expense	4,702	4,855	5,193	5,300	5,470
Net interest income	28,442	27,550	27,304	26,739	28,539

Provision for loan losses	1,510	693	(703)	503	2,200

Non-interest income:
Service charges on deposit accounts	3,568	3,563	3,295	3,569	3,676
Net refund transfer fees	(133)	1,836	14,388	35	152
Mortgage banking income	876	812	486	778	1,026
Debit card interchange fee income	1,551	1,738	1,935	1,526	1,519
Net gain on sales of OREO	67	264	402	457	403
Increase in cash surrender value of BOLI	381	379	191	86	-
Other	834	852	702	621	723
Total non-interest income	7,144	9,444	21,399	7,072	7,499

Non-interest expenses:
Salaries and employee benefits	12,164	13,965	14,483	14,352	12,226
Occupancy and equipment, net	5,544	5,508	5,822	5,564	5,462
Communication and transportation	905	856	1,026	1,117	990
Marketing and development	1,020	915	531	736	745
FDIC insurance expense	424	414	569	448	419
Bank franchise tax expense	731	831	2,339	836	707
Data processing	868	913	841	891	934
Debit card interchange expense	744	807	954	634	655
Supplies	205	60	440	357	228
OREO expense	950	560	1,070	1,115	497
Legal expense	367	88	412	1,516	1,343
Other	1,900	1,730	2,396	2,721	2,079
Total non-interest expenses	25,822	26,647	30,883	30,287	26,285

Income before income tax expense	8,254	9,654	18,523	3,021	7,553
Income tax expense	3,008	3,332	6,539	1,676	2,950

Net income	$5,246	$6,322	$11,984	$1,345	$4,603

Republic Bancorp, Inc. Financial Information
Third Quarter 2014 Earnings Release (continued)
(all amounts other than per share amounts, number of employees and number of banking centers are expressed in thousands unless otherwise noted)

Selected Data and Statistics
	As of and for the Three Months Ended
	Sept. 30, 2014	June 30, 2014	Mar. 31, 2014	Dec. 31, 2013	Sept. 30, 2013
Per Share Data:

Basic average shares outstanding	20,797	20,793	20,796	20,796	20,787
Diluted average shares outstanding	20,891	20,888	20,893	20,899	20,927

End of period shares outstanding:
Class A Common Stock	18,567	18,548	18,530	18,541	18,534
Class B Common Stock	2,245	2,245	2,260	2,260	2,260

Book value per share(4)	$26.78	$26.71	$26.50	$26.09	$26.23
Tangible book value per share(4)	26.06	25.98	25.76	25.35	25.47

Earnings per share:
Basic earnings per Class A Common Stock	$0.25	$0.31	$0.58	$0.07	$0.22
Basic earnings per Class B Common Stock	0.24	0.29	0.56	0.05	0.21
Diluted earnings per Class A Common Stock	0.25	0.30	0.58	0.07	0.22
Diluted earnings per Class B Common Stock	0.24	0.29	0.56	0.05	0.21

Cash dividends declared per share:
Class A Common Stock	$0.187	$0.187	$0.176	$0.176	$0.176
Class B Common Stock	0.170	0.170	0.160	0.160	0.160

Performance Ratios:

Return on average assets	0.59%	0.73%	1.34%	0.16%	0.55%
Return on average equity	3.76	4.54	8.69	0.98	3.36
Efficiency ratio(5)	73	72	63	90	73
Yield on average interest-earning assets	3.94	3.94	3.86	3.92	4.22
Cost of interest-bearing liabilities	0.77	0.82	0.88	0.91	0.96
Cost of deposits(6)	0.18	0.19	0.18	0.20	0.21
Net interest spread	3.17	3.12	2.98	3.01	3.26
Net interest margin - Total Company	3.38	3.35	3.24	3.27	3.54
Net interest margin - Traditional Bank(7)	3.38	3.35	3.29	3.27	3.54

Other Information:

End of period full-time equivalent employees	734	726	735	736	796
Number of banking centers	42	42	42	45	45

Republic Bancorp, Inc. Financial Information
Third Quarter 2014 Earnings Release (continued)
(all amounts other than per share amounts, number of employees and number of banking centers are expressed in thousands unless otherwise noted)

Credit Quality Data and Statistics
	As of and for the Three Months Ended
	Sept. 30, 2014	June 30, 2014	Mar. 31, 2014	Dec. 31, 2013	Sept. 30, 2013
Credit Quality Asset Balances:
Loans on non-accrual status	$21,447	$19,606	$21,792	$19,104	$18,407
Loans past due 90-days-or-more and still on accrual	-	734	2,247	1,974	1,839
Total non-performing loans	21,447	20,340	24,039	21,078	20,246
OREO	11,937	11,613	16,914	17,102	15,247
Total non-performing assets	$33,384	$31,953	$40,953	$38,180	$35,493
Total delinquent loans	$12,226	$12,062	$14,443	$16,223	$15,087

Credit Quality Ratios:
Non-performing loans to total loans	0.74%	0.75%	0.93%	0.81%	0.79%
Non-performing assets to total loans (including OREO)	1.14	1.17	1.58	1.46	1.38
Non-performing assets to total assets	0.92	0.92	1.17	1.13	1.07
Allowance for loan losses to total loans	0.81	0.84	0.87	0.89	0.92
Allowance for loan losses to non-performing loans	110	112	93	109	116
Delinquent loans to total loans(8)	0.42	0.44	0.56	0.63	0.59
Net charge-offs (recoveries)to average loans (annualized) - Total Company	0.10	0.04	(0.01)	0.15	0.19
Net charge-offs to average loans (annualized) - Traditional Bank(7)	0.10	0.05	0.07	0.16	0.19

Republic Bancorp, Inc. Financial Information
Third Quarter 2014 Earnings Release (continued)

Segment Data:

Reportable segments are determined by the type of products and services offered and the level of information provided to the chief operating decision maker, who uses such information to review performance of various components of the business (such as banking centers and business units), which are then aggregated if operating performance, products/services, and customers are similar.

As of September 30, 2014, the Company was divided into three distinct business operating segments: Traditional Banking, Mortgage Banking and Republic Processing Group (“RPG”). Along with the Tax Refund Solutions (“TRS”) division, Republic Payment Solutions (“RPS”) and Republic Credit Solutions (“RCS”) operate as divisions of the RPG segment.

All divisions of the RPG segment operate through the Bank. The TRS division facilitates the receipt and payment of federal and state tax refund products. The RPS division is an issuing bank offering general purpose reloadable prepaid debit cards through third party program managers. The RCS division is piloting short-term consumer credit products.

Loans, investments and deposits provide the majority of the net revenue from Traditional Banking operations, while servicing fees and loan sales provide the majority of revenue from Mortgage Banking operations. Net refund transfer fees provide the majority of revenue for RPG. All Company operations are domestic.

The accounting policies used for Republic’s reportable segments are the same as those described in the summary of significant accounting policies in the Company’s 2013 Annual Report on Form 10-K. Segment performance is evaluated using operating income. Goodwill is not allocated. Income taxes are generally allocated based on income before income tax expense unless specific segment allocations can be reasonably made. Transactions among reportable segments are made at carrying value.

Republic Bancorp, Inc. Financial Information Third Quarter 2014 Earnings Release (continued)

Segment information for the three and nine months ended September 30, 2014 and 2013 follows:

	Three Months Ended September 30, 2014
(dollars in thousands)	Traditional Banking	Mortgage Banking	Republic Processing Group	Total Company

Net interest income	$28,337	$38	$67	$28,442

Provision for loan losses	1,542	-	(32)	1,510

Net refund transfer fees	-	-	(133)	(133)
Mortgage banking income	-	876	-	876
Other non-interest income	6,073	41	287	6,401
Total non-interest income	6,073	917	154	7,144

Total non-interest expenses	22,982	754	2,086	25,822

Income (loss) before income tax expense	9,886	201	(1,833)	8,254
Income tax expense (benefit)	3,600	71	(663)	3,008
Net income (loss)	$6,286	$130	$(1,170)	$5,246

Segment end of period assets	$3,598,186	$11,150	$16,283	$3,625,619

Net interest margin	3.38%	NM	NM	3.38%

	Three Months Ended September 30, 2013
(dollars in thousands)	Traditional Banking	Mortgage Banking	Republic Processing Group	Total Company

Net interest income	$28,390	$130	$19	$28,539

Provision for loan losses	2,257	-	(57)	2,200

Net refund transfer fees	-	-	152	152
Mortgage banking income	-	1,026	-	1,026
Other non-interest income	6,203	19	99	6,321
Total non-interest income	6,203	1,045	251	7,499

Total non-interest expenses	22,197	768	3,320	26,285

Income (loss) before income tax expense	10,139	407	(2,993)	7,553
Income tax expense (benefit)	3,856	142	(1,048)	2,950
Net income (loss)	$6,283	$265	$(1,945)	$4,603

Segment end of period assets	$3,305,689	$15,697	$10,495	$3,331,881

Net interest margin	3.54%	NM	NM	3.54%

Republic Bancorp, Inc. Financial Information Third Quarter 2014 Earnings Release (continued)

	Nine Months Ended September 30, 2014
(dollars in thousands)	Traditional Banking	Mortgage Banking	Republic Processing Group	Total Company

Net interest income	$82,891	$133	$272	$83,296

Provision for loan losses	2,012	-	(512)	1,500

Net refund transfer fees	-	-	16,091	16,091
Mortgage banking income	-	2,174	-	2,174
Other non-interest income	18,124	186	1,412	19,722
Total non-interest income	18,124	2,360	17,503	37,987

Total non-interest expenses	71,389	2,977	8,986	83,352

Income (loss) before income tax expense	27,614	(484)	9,301	36,431
Income tax expense (benefit)	9,594	(169)	3,454	12,879
Net income (loss)	$18,020	$(315)	$5,847	$23,552

Segment end of period assets	$3,598,186	$11,150	$16,283	$3,625,619

Net interest margin	3.34%	NM	NM	3.32%

	Nine Months Ended September 30, 2013
(dollars in thousands)	Traditional Banking	Mortgage Banking	Republic Processing Group	Total Company

Net interest income	$85,957	$388	$91	$86,436

Provision for loan losses	3,276	-	(796)	2,480

Net refund transfer fees	-	-	13,849	13,849
Mortgage banking income	-	6,480	-	6,480
Bargain purchase gain - FCB	1,324	-	-	1,324
Other non-interest income	18,151	102	792	19,045
Total non-interest income	19,475	6,582	14,641	40,698

Total non-interest expenses	72,713	2,537	11,927	87,177

Income before income tax expense	29,443	4,433	3,601	37,477
Income tax expense	10,588	1,551	1,260	13,399
Net income	$18,855	$2,882	$2,341	$24,078

Segment end of period assets	$3,305,689	$15,697	$10,495	$3,331,881

Net interest margin	3.57%	NM	NM	3.55%

Republic Bancorp, Inc. Financial Information Third Quarter 2014 Earnings Release (continued)

(1) – The following table provides a reconciliation of total Core Bank net interest income in accordance with U.S. generally accepted accounting principles (“GAAP”) to net interest income excluding the impact of the Company’s 2012 FDIC-assisted transactions. The Company provides net interest income excluding the impact of the Company’s 2012 FDIC-assisted transactions as a means to more clearly reflect net interest income from normal operations.

(dollars in thousands)	Three Months Ended Sept. 30,			Nine Months Ended Sept. 30,
	2014	2013	Period Change	2014	2013	Period Change
Core Bank net interest income excluding the impact of the Company's 2012 FDIC-assisted transactions	$27,643	$26,511	$1,132	$78,809	$81,068	$(2,259)
Discount accretion on loans acquired in the Company's 2012 FDIC-assisted transactions	732	2,009	(1,277)	4,215	5,277	(1,062)

Core Bank net interest income - GAAP	$28,375	$28,520	$(145)	$83,024	$86,345	$(3,321)

(2) – The following table provides a reconciliation of total Core Bank non-interest expense in accordance with GAAP to non-interest expense excluding the impact of non-recurring incentive compensation accrual adjustments.. The Company provides non-interest expense excluding such non-recurring accrual adjustments as a means to more clearly reflect non-interest expense from normal operations

(dollars in thousands)	Three Months Ended Sept. 30,			Nine Months Ended Sept. 30,
	2014	2013	Period Change	2014	2013	Period Change
Core Bank non-interest expense excluding incentive compensation accrual adjustments	$25,580	$26,239	$(659)	$76,210	$75,250	$960
Incentive compensation accrual adjustments	(1,844)	(3,274)	1,430	(1,844)	(3,274)	1,430

Core Bank non-interest expense - GAAP	$23,736	$22,965	$771	$74,366	$71,976	$2,390

(3) – The amount of loan fee income included in total interest income was $1.8 million and $3.3 million for the quarters ended September 30, 2014 and 2013. The amount of loan fee income included in total interest income was $7.2 million and $8.8 million for the nine months ended September 30, 2014 and 2013.

The amount of loan fee income included in total interest income per quarter was as follows: $1.8 million (quarter ended September 30, 2014), $2.3 million (quarter ended June 30, 2014); $3.1 million (quarter ended March 31, 2014), $2.1 million (quarter ended December 31, 2013), and $3.3 million (quarter ended September 30, 2013).

(4) – The following table provides a reconciliation of total stockholders’ equity in accordance with U.S. GAAP to tangible stockholders’ equity in accordance with applicable regulatory requirements. The Company provides the tangible book value ratio, in addition to those defined by banking regulators, because of its widespread use by investors as a means to evaluate capital adequacy.

	Quarterly Comparison
(in thousands, except per share data)	Sept. 30, 2014	June 30, 2014	Mar. 31, 2014	Dec. 31, 2013	Sept. 30, 2013
Total stockholders' equity (a)	$557,368	$555,291	$550,858	$542,793	$545,510
Less: Goodwill	10,168	10,168	10,168	10,168	10,168
Less: Core deposit intangible	-	-	-	-	289
Less: Mortgage servicing rights	4,881	5,009	5,227	5,409	5,482
Tangible stockholders' equity (c)	$542,319	$540,114	$535,463	$527,216	$529,571

Total assets (b)	$3,625,619	$3,465,324	$3,507,172	$3,371,904	$3,331,881
Less: Goodwill	10,168	10,168	10,168	10,168	10,168
Less: Core deposit intangible	-	-	-	-	289
Less: Mortgage servicing rights	4,881	5,009	5,227	5,409	5,482
Tangible assets (d)	$3,610,570	$3,450,147	$3,491,777	$3,356,327	$3,315,942

Total stockholders' equity to total assets (a/b)	15.37%	16.02%	15.71%	16.10%	16.37%
Tangible stockholders' equity to tangible assets (c/d)	15.02%	15.65%	15.33%	15.71%	15.97%

Number of shares outstanding (e)	20,812	20,793	20,790	20,801	20,794

Book value per share (a/e)	$26.78	$26.71	$26.50	$26.09	$26.23
Tangible book value per share (c/e)	26.06	25.98	25.76	25.35	25.47

(5) – The efficiency ratio equals total non-interest expense divided by the sum of net interest income and non-interest income. The ratio excludes net gain (loss) on sales, calls and impairment of investment securities, if applicable.

(6) – The cost of deposits ratio equals annualized total interest expense on deposits divided by total average interest-bearing deposits plus total average non interest-bearing deposits.

(7) – Ratios relate only to the Traditional Banking segment.

(8) – The delinquent loans to total loans ratio equals loans 30-days-or-more past due loans divided by total loans.

NA – Not applicable
NM – Not meaningful

CONTACT:
Republic Bancorp, Inc.
Kevin Sipes, 502-560-8628
Executive Vice President and Chief Financial Officer